EXHIBIT 10.1

AMENDMENT
TO
THE SCOTTS COMPANY 1996 STOCK OPTION PLAN

2005 AMENDMENT

     WHEREAS, the shareholders of The Scotts Company (“Scotts”) previously approved the adoption of The Scotts Company 1996 Stock Option Plan (the “Plan”); and

     WHEREAS, on March 18, 2005 (the “Effective Time”), Scotts consummated the restructuring of Scotts’ corporate structure into a holding company structure by merging Scotts into a wholly-owned second-tier Ohio limited liability company subsidiary, The Scotts Company LLC (“Scotts LLC”), pursuant to the Agreement and Plan of Merger, dated as of December 13, 2004 (the “Merger Agreement”), by and among Scotts, Scotts LLC and The Scotts Miracle-Gro Company (the “Company”); and

     WHEREAS, pursuant to the Merger Agreement, the Company assumed, as of the Effective Time, the Plan and all obligations and liabilities of Scotts thereunder; and

     WHEREAS, Section 9 of the Plan provides that the Company’s Board of Directors (the “Board”) may amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Securities Exchange Act of 1934, as amended; applicable requirements of the Internal Revenue Code of 1986, as amended; or any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded; and

     WHEREAS, the Board has resolved to amend the Plan to reflect the Company’s assumption of the Plan;

     NOW, THEREFORE, the Plan is amended effective as of the Effective Time as follows:

     1. The title of the Plan is amended to be “The Scotts Miracle-Gro Company 1996 Stock Option Plan.”

     2. Section 2.1(k) of the Plan is amended and restated, in its entirety, to read as follows: “Company” means The Scotts Miracle-Gro Company, an Ohio corporation, and any successor thereto.

     3. Section 2.1(s) of the Plan is amended and restated to read, in its entirety, as follows: “Plan” means The Scotts Miracle-Gro Company 1996 Stock Option Plan, as in effect from time to time.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the 6th day of May, 2005, to be effective as of March 18, 2005.

THE SCOTTS MIRACLE-GRO COMPANY
By: /s/ Christopher L. Nagel
Print Name: Christopher L. Nagel
Title:	EVP and Chief Financial Officer